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                                                                    EXHIBIT 4.17

                       THIRD AMENDMENT TO CREDIT AGREEMENT

         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment"), dated as of February 20, 2003, is entered into among ELKCORP (formerly known as Elcor Corporation), a Delaware corporation (the "Borrower"), the lenders listed on the signature pages hereof (the "Lenders"), BANK ONE, N.A., as Documentation Agent, WACHOVIA BANK, N.A., as Syndication Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

                                   BACKGROUND

         A. The Borrower, the Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Swing Line lender and the L/C Issuer are parties to that certain Credit Agreement, dated as of November 30, 2000, as amended by that certain First Amendment to Credit Agreement, dated as of March 31, 2001, and that certain Second Amendment to Credit Agreement, dated as of June 5, 2002 (said Credit Agreement, as amended, the "Credit Agreement"). The terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement.

         B.       The Borrower has requested an amendment to the Credit
Agreement.

         C. The Lenders, the Documentation Agent, the Syndication Agent, the Administrative Agent, the Swing Line Lender and the L/C Issuer hereby agree to amend the Credit Agreement, subject to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the Borrower, the Lenders and the Administrative Agent covenant and agree as follows:

         (a) AMENDMENT. The definition of "Private Placement Debt" set forth in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

                  "Private Placement Debt" means that certain Indebtedness of the Borrower (a) in the aggregate principal amount of $120,000,000 issued on or about June 7, 2002, and (b) in an aggregate principal amount of up to $25,000,000 to be issued on or after March 1, 2003.

         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, the Borrower represents and warrants that, as of the date hereof:

         (a) the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date hereof as made on and as of such date;

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         (b)      no event has occurred and is continuing which constitutes a
Default or an Event of Default;

         (c) (i) the Borrower has full power and authority to execute and deliver this Third Amendment, (ii) this Third Amendment has been duly executed and delivered by the Borrower, and (iii) this Third Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) neither the execution, delivery and performance of this Third Amendment or the Credit Agreement, as amended hereby, nor the consummation of any transactions contemplated herein or therein, will conflict with any Law or Organization Documents of the Borrower, or any indenture, agreement or other instrument to which the Borrower or any of its property is subject; and

         (e) no authorization, approval, consent, or other action by, notice to, or filing with, any Governmental Authority or other Person (including the consent of the Board of Directors of the Borrower) is required for the execution, delivery or performance by the Borrower of this Third Amendment.

         3. CONDITIONS TO EFFECTIVENESS. This Third Amendment shall be effective upon satisfaction or completion of the following:

         (a) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Required Lenders;

         (b) the Administrative Agent shall have received counterparts of this Third Amendment executed by the Borrower and acknowledged by each Guarantor; and

         (c) the Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent and its counsel, such other documents, certificates and instruments as the Administrative Agent shall require.

         4.       REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as affected and amended hereby.

         (b) The Credit Agreement, as amended by the amendments referred to above, shall remain in full force and effect and is hereby ratified and confirmed.

         5. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay on demand all costs and expenses of the Administrative Agent in connection with the preparation, reproduction,

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execution and delivery of this Third Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto).

         6.       GUARANTOR'S ACKNOWLEDGMENT. By signing below, each Guarantor
(a) acknowledges, consents and agrees to the execution, delivery and performance by the Borrower of this Third Amendment, (b) acknowledges and agrees that its obligations in respect of its Guaranty (i) are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein, (c) ratifies and confirms its obligations under its Guaranty, and (d) acknowledges and agrees that it has no claims or offsets against, or defenses or counterclaims to, its Guaranty.

         7. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Third Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

         8. GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements made and to be performed entirely within such state, provided that each party shall retain all rights arising under federal law, and shall be binding upon the parties hereto and their respective successors and assigns.

         9. HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

         10. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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         IN WITNESS WHEREOF, this Third Amendment is executed as of the date first set forth above.

                                     ELKCORP

                                     By: ______________________________________
                                          Harold Beattie, Jr.
                                          Senior Vice President, Chief Financial
                                          Officer and Treasurer

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                                     BANK OF AMERICA, N.A., as Administrative
                                     Agent

                                     By: _______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                     BANK OF AMERICA, N.A., as a Lender, L/C
                                     Issuer and Swing Line Lender

                                     By: _______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                     BANK ONE, N.A., as a Lender and
                                     Documentation Agent

                                     By: _______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                     WACHOVIA BANK N.A., as a Lender and
                                     Syndication Agent

                                     By: _______________________________________
                                          Name:_________________________________
                                          Title:________________________________

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                                     THE NORTHERN TRUST COMPANY, as a Lender

                                     By: _______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                     THE FROST NATIONAL BANK, as a Lender

                                     By: _______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                     COMERICA BANK-TEXAS, as a Lender

                                     By: _______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                     COMPASS BANK, as a Lender

                                     By: _______________________________________
                                          Name:_________________________________
                                          Title:________________________________

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ACKNOWLEDGED AND AGREED TO:

ELK PREMIUM BUILDING PRODUCTS, INC.
         (formerly known as Elk Corporation of Dallas)
ELK CORPORATION OF TEXAS
ELK CORPORATION OF AMERICA
ELK CORPORATION OF ARKANSAS
ELK CORPORATION OF ALABAMA
OEL, LTD.

CHROMIUM CORPORATION
CYBERSHIELD OF GEORGIA, INC.
CYBERSHIELD, INC.
CYBERSHIELD INTERNATIONAL, INC.
CYBERSHIELD OF TEXAS, INC.
(formerly known as Chromium Corporation)
ELK TECHNOLOGY GROUP, INC.
ELK TECHNOLOGIES, INC.
ELK PERFORMANCE NONWOVEN FABRICS, INC.
ELK COMPOSITE BUILDING PRODUCTS, INC.

By: _______________________________________
     Harold Beattie, Jr.
     Vice President for All

NELPA, INC.

By: _______________________________________
     Name:_________________________________
     Title:________________________________

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ELK GROUP, L.P.
(formerly known as Elcor Service Limited Partnership)

By: ELK GROUP, INC.
    (formerly known as Elcor Management Corporation),
    Its General Partner

By: _______________________________________
     Harold Beattie, Jr.
     Senior Vice President

ELK GROUP, INC.
(formerly known as Elcor Management Corporation)

By: _______________________________________
     Harold Beattie, Jr.
     Senior Vice President

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